EXHIBIT 21.01

Subsidiaries of the Registrant

Name of Subsidiary	Country/State of Incorporation/Organization

Best4U Media Sarl	Switzerland

EMBP 455, LLC	California

EMBP 685, LLC	California

eNIC Corporation	Washington

Garden Acquisition LLC	Delaware

GeoTrust, Inc.	Delaware

Global Registration Services Limited	United Kingdom

Incode Holdings, Inc.	Delaware

InCode Telecom Group, Inc.	Delaware

Jamster International Sarl	Switzerland

LightSurf International, Inc.	California

Moreover Technologies, Inc.	Delaware

Moreover Technologies Limited	United Kingdom

m-Qube Canada, Inc.	Canada

m-Qube, Inc.	Delaware

Name Engine, Inc.	Delaware

Netherlands Mobile Holdings CV	Netherlands

NS Holding Company	Delaware

siteRock K.K.	Japan

Thawte Consulting (Pty) Limited	South Africa

Thawte Holdings (Pty) Limited	South Africa

Thawte Japan K.K.	Japan

Thawte Technologies, Inc.	Delaware

Thawte, Inc.	Delaware

The .tv Corporation International	Delaware

Tocop Sarl	Switzerland

VeriSign Australia (Pty) Limited	Australia

VeriSign Brasil Ltda.	Brazil

VeriSign Canada Limited	Canada

VeriSign Capital Management, Inc.	Delaware

VeriSign Communications GmbH	Austria

VeriSign Communications Holding GmbH	Austria

VeriSign Denmark ApS	Denmark

VeriSign Deutschland GmbH	Germany

VeriSign Digital Services Technology (China) Co., Ltd.	China

VeriSign France SAS	France

VeriSign Holdings Limited	Cayman Islands

VeriSign Hong Kong Limited	Hong Kong

VeriSign India Private Limited	India

VeriSign Information Services, Inc.	Delaware

VeriSign International Holdings, Inc.	Delaware

VeriSign Israel Ltd.	Israel

VeriSign Italy S.r.l.	Italy

VeriSign Japan K.K.	Japan

VeriSign Korea Ltd.	Korea

VeriSign Naming and Directory Services, LLC	Delaware

VeriSign Netherlands B.V.	Netherlands

VeriSign Netherlands Mobile Holdings B.V.	Netherlands

VeriSign Norway AS	Norway

VeriSign Reinsurance Company, Ltd.	Bermuda

VeriSign Sarl	Switzerland

VeriSign Services India Private Limited	India

VeriSign Spain S.L.	Spain

VeriSign Sweden AB	Sweden

VeriSign Switzerland SA	Switzerland

VeriSign U.S. Holdings, Inc.	Nevada

VeriSign UK Limited	United Kingdom